EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of OMNIQ Corp. and subsidiaries, formerly known as Quest Solution, Inc., on Form S-8 (File No. 333-213746) of our report dated April 15, 2026, with respect to our audit of the consolidated financial statements of OMNIQ Corp. as of December 31, 2025 and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ Haynie

Haynie

Salt Lake City, Utah

April 15, 2026